FOR IMMEDIATE RELEASE

Contacts:   Cheryl Johnson                               Kathy Lee-Sepsick
            Vice President, Investor Relations           Sr. Marketing Manager
            (770) 717-6052                               (770) 717-6061

                    Novoste Announces Results of START TRIAL

       Randomized Clinical Trial Shows Significant Reduction of Restenosis
                     in Patients Treated with Beta Radiation

ANAHEIM, CALIF., March 12, 2000 - New research presented today at the 49th Annual Scientific Sessions of the American College of Cardiology shows that beta radiation reduces the risk of repeat blockage and additional treatment for patients suffering from clogged stents, when compared to patients treated with placebo. Results of the pivotal START Trial, sponsored by Novoste Corporation (Nasdaq: NOVT), were presented today by Jeffrey J. Popma, M.D., Director of Interventional Cardiology at Brigham and Women's Hospital in Boston, Mass., during the ACC's "Late Breaking Clinical Trials" session on Sunday morning.

Background

      More than 75 percent of all patients who undergo balloon angioplasty for coronary artery disease -- about 700,000 people per year in the United States -- receive stents in an effort to prolong benefits of the procedure. Unfortunately, approximately 25 percent of these patients will later suffer from "in-stent restenosis," a condition where the stent becomes clogged with new tissue growth, typically resulting in the need for additional procedures to re-open the stent. The treatment of in-stent restenosis poses a very difficult challenge to cardiologists because the probability of a recurrent restenosis in previously stented patients is in the 40 to 80 percent range. Currently there are no therapies that effectively treat in-stent restenosis other than bypass surgery, an expensive and highly invasive procedure that requires a long recuperation period.

The START Trial

      This landmark clinical trial is the first randomized, multicenter, placebo-controlled study to evaluate the safety and effectiveness of beta, rather than gamma, radiation in treating in-stent restenosis. With 476 patients enrolled at 50 clinical sites in North America and Europe, the START Trial is also the largest such study of vascular brachytherapy to date. Vascular brachytherapy is radiation therapy delivered inside an artery with the objective of reducing the incidence of restenosis.

      Patients eligible for the START trial included those with native artery lesions treatable with a 20-mm angioplasty balloon. On average, patients enrolled in the study had 16-mm long lesions in arteries 2.8-mm in diameter. Immediately following the procedure to open their blocked stents, patients were then treated with the Beta-Cath(TM) System. They were randomized to either an inactive (placebo) or active radiation source train, substantially all of which were 30-mm in length. Depending on the artery diameter, a dose of either 16 or 20 gray was administered. Patients returned for follow-up examinations eight months after the vascular brachytherapy procedure.

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      According to Dr. Popma, the Principal Investigator of the study, "The results of the START Trial are definitive. All endpoints of the study showed a statistically significant difference between the radiation-treated group and the placebo group. Additionally, the data show that patients treated with Novoste's Beta-Cath(TM) System had a considerably lower rate of major adverse cardiac events than those in the placebo group."

      In recent clinical trials of vascular brachytherapy, there has been some concern about late thrombosis (clot) in patients receiving new stents in conjunction with radiation. Of the 21% of patients in the START study who were implanted with new stents, no cases of clinical stent thrombosis were reported. The results of the START Trial are presented in the table below:

                       Summary Results of the START Trial

--------------------------------------------------------------------------------
                                  Beta Placebo
                                   Radiation     Control    Percent
Angiographic Results               (N = 244)    (N= 232)   Reduction   P Value
--------------------------------------------------------------------------------
Restenosis Rate(1):
--------------------------------------------------------------------------------
     Stent Segment                    14%          41%        66%      <0.001
--------------------------------------------------------------------------------
     Total Analysis Segment           29%          45%        36%       0.001
--------------------------------------------------------------------------------
Clinical Outcomes
--------------------------------------------------------------------------------
Target Lesion Revascularization
(TLR)(2)                              13%          22%        42%       0.008
--------------------------------------------------------------------------------
Target Vessel Revascularization
(TVR)(3)                              16%          24%        34%       0.026
--------------------------------------------------------------------------------
Major Adverse Cardiac Events
(MACE)(4)                             18%          26%        31%       0.039
--------------------------------------------------------------------------------

      "Novoste is very pleased with the results of the START Trial, which confirm our belief that vascular brachytherapy will play a vital role in treating patients with failed coronary stents. These are patients who routinely return to the hospital for multiple procedures, and they currently have no reliable solution to their problem. We congratulate the START investigators on their contribution to this important research," said William A. Hawkins, President and CEO of Novoste Corporation.

The Beta-Cath(TM) System

      The Beta-Cath(TM) System, developed by Novoste Corporation, contains Strontium-90 seeds that deliver beta radiation through a closed-end lumen catheter temporarily placed inside a patient's artery following angioplasty. Beta radiation is a highly localized form of radiation, so it requires little or no incremental shielding and exposes medical staff to significantly less radiation than the x-ray imaging associated with angioplasty procedures. The treatment only adds about ten minutes to the time it takes to perform angioplasty.

      "I am very excited about the prospects for beta radiation, which enables the brachytherapy treatment to be completed in very little time and with minimal radiation exposure to healthy tissues in the patient. Additionally, the use of beta radiation allows the treating physicians to stay at the patient's bedside throughout the procedure, a key consideration at our hospital," said Dr. Mohan Suntharalingam, Vice Chairman and Clinical Director of the University of Maryland's Department of Radiation Oncology, and the trial's Radiation Oncology Principal Investigator.

      Mr. Hawkins commented further, "With the START trial successfully completed, Novoste is on schedule to file its premarket approval (PMA) application with the FDA during the next quarter. We are also on track to announce the results of our other two pivotal clinical trials, the START 40 and Beta-Cath(TM) System Trials, no later than the fourth quarter of this year. Assuming the results of these trials are positive, Novoste will file additional applications with the FDA to expand our product line and the indications for use of the device."

      Novoste Corporation, based in Atlanta, Ga., is a leader in the emerging field of vascular brachytherapy to reduce the incidence of restenosis. More than 3,000 patients worldwide have now been treated with the Beta-Cath(TM) System, which is commercially available in the European Union, Israel, Turkey, Australia, New Zealand, China, Singapore and India. For more information on the Beta-Cath System or Novoste, please call (770) 717-0904 or visit the company's web site at www.novoste.com.

      The forward-looking statements included in this news release reflect management's best judgment based on factors currently known. Actual results may differ materially from those projected in these forward-looking statements based upon risks and uncertainties including the continued demonstration of safety and efficacy of the Beta-Cath(TM) System, receipt and timing of regulatory approvals, market acceptance and availability of the Beta-Cath(TM) System, and other risks detailed in documents filed by Novoste with the SEC, including Forms 10-K and 10-Q.

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(1) Restenosis Rate: the percentage of patients who had a greater than 50%
stenosis (blockage) in the treated artery within eight months of the vascular brachytherapy procedure. The analysis was performed by analyzing x-ray images of both the stented portion of the artery (stent segment) and a longer section of the artery, beyond that treated with radiation or revascularization methods (total analysis segment).

(2) Target Lesion Revascularization (TLR): the percentage of patients who required an additional procedure such as bypass surgery within eight months to re-open their artery at the site of the original blockage.

(3) Target Vessel Revascularization (TVR): the percentage of patients who required an additional procedure such as bypass surgery within eight months to re-open the originally treated artery at any location within the treated vessel.

(4) Major Adverse Cardiac Events (MACE): a composite clinical endpoint that encompasses all adverse cardiac events, including TVR, myocardial infarction (heart attack), and death.

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